Exhibit 16.1

Telford Sadovnick, P.L.L.C.

Certified Public Accountants

April 18, 2005

United States Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

USA

Dear Ladies and Gentlemen:

Re:

China Expert Technology, Inc.

            SEC File No. 000-30644__________

We are the former independent auditors for China Expert Technology, Inc. (the “Company”).  We have read the Company’s current report on 8-K dated December 29, 2004, which was filed with the Securities and Exchange Commission on March 14, 2005.

We have no basis to agree or disagree with the statements contained in the first and second paragraphs on Item 4.01. We are in agreement with the other statements of the Company contained in Item 4.01.  We also confirm we did not review the quarterly reports on Form 10QSB for all periods subsequent to December 31, 2003.

Yours very truly,

TELFORD SADOVNICK, P.L.L.C.

/s/ Aaron Sadovnick, C.P.A.

AS/ski

114 West Magnolia Street, Suite 423, Bellingham, Washington 98225

Telephone: (360) 392-2886      Facsimile: (360) 392-2887